 BEAR                                                                 [LOGO]
STEARNS                                                           MORGAN Stanley
                                   -----------
                                      PWR11
                                   -----------

                                 $1,633,423,000

                                  (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11

                                AS ISSUING ENTITY

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.

                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                      PRINCIPAL COMMERCIAL FUNDING II, LLC

                            AS MORTGAGE LOAN SELLERS

                       ----------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

                       ----------------------------------
                                  MARCH 6, 2006

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

                                      T-1

                          $1,633,423,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

The revised information in the below tables reflect the removal of the mortgage loan identified as 4401 Wilshire Boulevard from the mortgage pool. The 4401
Wilshire Boulevard mortgage loan was initially included in Loan Group 1.

OFFERED CERTIFICATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   APPROXIMATE
               INITIAL                                                 WEIGHTED      PRINCIPAL    ASSUMED FINAL      INITIAL
             CERTIFICATE     SUBORDINATION          RATINGS            AVERAGE        WINDOW      DISTRIBUTION     PASS-THROUGH
  CLASS     BALANCE(1)(2)      LEVELS(3)         (S&P / FITCH)      LIFE (YRS.)(4)   (MOS.)(4)       DATE(4)         RATE(5)
---------------------------------------------------------------------------------------------------------------------------------

A-1          $109,300,000       30.000%            AAA / AAA              3.39          1-57        12/11/10
---------------------------------------------------------------------------------------------------------------------------------
A-2          $ 93,700,000       30.000%            AAA / AAA              4.74         57-60         3/11/11
---------------------------------------------------------------------------------------------------------------------------------
A-3          $ 44,800,000       30.000%            AAA / AAA              7.85         76-104       11/11/14
---------------------------------------------------------------------------------------------------------------------------------
A-AB         $ 90,350,000       30.000%            AAA / AAA              7.12         60-109        4/11/15
---------------------------------------------------------------------------------------------------------------------------------
A-4          $830,766,000       30.000%            AAA / AAA              9.67        109-118        1/11/16
---------------------------------------------------------------------------------------------------------------------------------
A-1A         $132,246,000       30.000%            AAA / AAA              8.32         1-118         1/11/16
---------------------------------------------------------------------------------------------------------------------------------
A-M          $185,881,000       20.000%            AAA / AAA              9.88        118-119        2/11/16
---------------------------------------------------------------------------------------------------------------------------------
A-J          $146,380,000       12.125%            AAA / AAA              9.89        119-119        2/11/16
---------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (6)

---------------------------------------------------------------------------------------------------------------------------------
               INITIAL
             CERTIFICATE                                                                                           APPROXIMATE
             BALANCE OR                                                WEIGHTED      PRINCIPAL    ASSUMED FINAL      INITIAL
              NOTIONAL       SUBORDINATION          RATINGS            AVERAGE        WINDOW      DISTRIBUTION     PASS-THROUGH
  CLASS     AMOUNT(1)(7)        LEVELS           (S&P / FITCH)      LIFE (YRS.)(4)   (MOS.)(4)       DATE(4)         RATE(5)
---------------------------------------------------------------------------------------------------------------------------------

X          $1,858,803,952        ---               AAA / AAA               ---           ---          -----
---------------------------------------------------------------------------------------------------------------------------------
B          $   37,177,000       10.125%             AA / AA               9.89        119-119        2/11/16
---------------------------------------------------------------------------------------------------------------------------------
C          $   23,235,000        8.875%            AA- / AA-              9.89        119-119        2/11/16
---------------------------------------------------------------------------------------------------------------------------------
D          $   27,882,000        7.375%              A / A                9.89        119-119        2/11/16
---------------------------------------------------------------------------------------------------------------------------------
E          $   18,588,000        6.375%             A- / A-               9.89        119-119        2/11/16
---------------------------------------------------------------------------------------------------------------------------------
F          $   20,911,000        5.250%           BBB+ / BBB+             9.89        119-119        2/11/16
---------------------------------------------------------------------------------------------------------------------------------
G          $   18,588,000        4.250%            BBB / BBB              9.95        119-120        3/11/16
---------------------------------------------------------------------------------------------------------------------------------
H          $   23,235,000        3.000%           BBB- / BBB-             9.97        120-120        3/11/16
---------------------------------------------------------------------------------------------------------------------------------
J          $    6,971,000        2.625%            BB+ / BB+              9.97        120-120        3/11/16
---------------------------------------------------------------------------------------------------------------------------------
K          $    6,970,000        2.250%             BB / BB               9.97        120-120        3/11/16
---------------------------------------------------------------------------------------------------------------------------------
L          $    6,971,000        1.875%            BB- / BB-              9.97        120-120        3/11/16
---------------------------------------------------------------------------------------------------------------------------------
M          $    2,323,000        1.750%            B+ / B +               9.97        120-120        3/11/16
---------------------------------------------------------------------------------------------------------------------------------
N          $    4,647,000        1.500%              B / B                9.97        120-120        3/11/16
---------------------------------------------------------------------------------------------------------------------------------
O          $    4,647,000        1.250%             B- / B-               9.97        120-120        3/11/16
---------------------------------------------------------------------------------------------------------------------------------
P          $   23,235,952         0.00%             NR / NR              10.04        120-178        1/11/21
---------------------------------------------------------------------------------------------------------------------------------

                                      T-2

                          $1,633,423,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

Notes:   (1)   Subject to a permitted variance of plus or minus 5%.

         (2)   For purposes of making distributions to the Class A-1, Class A-2,
               Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 158 mortgage loans, representing approximately 92.9%
               of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 23 mortgage loans, representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
               Loan Group 2 will include approximately 98.7% aggregate principal balance of all the mortgage loans secured by multifamily
               properties and manufactured housing community properties.
               Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and
               Class A-4 certificates will be entitled to receive only
               distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-AB and
               Class A-4 certificates have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB,
               Class A-4 and Class A-1A certificates, pro rata.

         (3)   The percentages indicated under the column "Subordination Levels"
               with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
               Class A-4 and Class A-1A Certificates represent the approximate subordination levels for the Class A-1, Class A-2, Class A-3,
               Class A-AB, Class A-4 and Class A-1A Certificates in the
               aggregate.

         (4)   Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

         (5)   The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
               F, G, H, J, K, L, M, N, O and P Certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X Certificates will accrue interest at a variable rate.

         (6)   To be offered privately pursuant to Rule 144A.

         (7)   The Class X Notional Amount is equal to the sum of all
               Certificate Balances outstanding from time to time.

                                      T-3

                          $1,633,423,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN               0%         25%        50%         75%       100%
---------------------------------------  -------    -------     -------    -------    -------

Issue Date                                 100%       100%        100%       100%       100%
March 2007                                 100%       100%        100%       100%       100%
March 2008                                 100%       100%        100%       100%       100%
March 2009                                 100%       100%        100%       100%       100%
March 2010                                 100%       100%        100%       100%       100%
March 2011                                 100%       100%        100%       100%       100%
March 2012                                 100%       100%        100%       100%       100%
March 2013                                  65%        65%        65%         65%        65%
March 2014                                  65%        65%        65%         65%        65%
March 2015 and thereafter                   0%         0%          0%         0%         0%
Weighted average life (years)               7.8        7.8        7.8         7.8        7.6

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE IN               0%         25%        50%        75%        100%
---------------------------------------  -------    -------     -------    -------    -------

Issue Date                                 100%       100%        100%       100%       100%
March 2007                                 100%       100%        100%       100%       100%
March 2008                                 100%       100%        100%       100%       100%
March 2009                                 100%       100%        100%       100%       100%
March 2010                                 100%       100%        100%       100%       100%
March 2011                                 100%       100%        100%       100%       100%
March 2012                                  77%        77%        77%         77%        77%
March 2013                                  53%        53%        53%         53%        53%
March 2014                                  28%        28%        28%         28%        28%
March 2015                                  2%         2%          1%         0%         0%
March 2016 and thereafter                   0%         0%          0%         0%         0%
Weighted average life (years)               7.1        7.1        7.1         7.1        7.1

                                       T-4

                          $1,633,423,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

I. COLLATERAL CHARACTERISTICS - ENTIRE POOL

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------------
                                  NO. OF         AGGREGATE
                                MORTGAGE       CUT-OFF DATE        % OF
                                   LOANS        BALANCE ($)        POOL
---------------------------------------------------------------------------
815,351 - 2,000,000                24             36,875,070        2.0
2,000,001 - 3,000,000              32             81,736,204        4.4
3,000,001 - 5,000,000              42            172,071,630        9.3
5,000,001 - 7,000,000              20            118,531,847        6.4
7,000,001 - 9,000,000              12             93,388,479        5.0
9,000,001 - 11,000,000             14            138,633,055        7.5
11,000,001 - 13,000,000             7             82,060,132        4.4
13,000,001 - 15,000,000             4             57,436,000        3.1
15,000,001 - 17,000,000             5             80,200,866        4.3
17,000,001 - 19,000,000             5             89,800,000        4.8
19,000,001 - 21,000,000             1             19,836,941        1.1
21,000,001 - 31,000,000             5            121,489,018        6.5
31,000,001 - 41,000,000             4            132,847,625        7.1
61,000,001 - 195,000,000            6            633,897,086       34.1
---------------------------------------------------------------------------
TOTAL:                            181          1,858,803,953      100.0
---------------------------------------------------------------------------
Min: 815,351          Max: 195,000,000       Average: 10,269,635
---------------------------------------------------------------------------

STATE
---------------------------------------------------------------------------
                                  NO. OF         AGGREGATE
                               MORTGAGED       CUT-OFF DATE        % OF
                              PROPERTIES        BALANCE ($)        POOL
---------------------------------------------------------------------------
New York                           14            292,204,864       15.7
California                         41            290,541,771       15.6
   Southern California             23            199,983,991       10.8
   Northern California             18             90,557,780        4.9
Ohio                               18            209,580,264       11.3
Illinois                            6            147,314,637        7.9
New Jersey                         14            142,855,624        7.7
Pennsylvania                        7            114,965,757        6.2
Texas                              12             83,772,287        4.5
Washington                          9             60,005,011        3.2
Minnesota                           6             58,584,800        3.2
Georgia                             8             57,464,992        3.1
Other                              56            401,513,946       21.6
---------------------------------------------------------------------------
TOTAL:                            191          1,858,803,953      100.0
---------------------------------------------------------------------------

PROPERTY TYPE
---------------------------------------------------------------------------
                                  NO. OF         AGGREGATE
                               MORTGAGED       CUT-OFF DATE        % OF
                              PROPERTIES        BALANCE ($)        POOL
---------------------------------------------------------------------------
Retail                             83            785,302,556       42.2
Office                             29            466,527,343       25.1
Hospitality                        13            273,794,663       14.7
Multifamily                        23            130,600,244        7.0
Industrial                         23             85,925,950        4.6
Mixed Use                           7             58,695,730        3.2
Self Storage                       12             54,615,210        2.9
Manufactured Housing
Community                           1              3,342,256        0.2
---------------------------------------------------------------------------
TOTAL:                            191          1,858,803,953      100.0
---------------------------------------------------------------------------

MORTGAGE RATE (%)
---------------------------------------------------------------------------
                                  NO. OF         AGGREGATE
                                MORTGAGE       CUT-OFF DATE        % OF
                                   LOANS        BALANCE ($)        POOL
---------------------------------------------------------------------------
4.9954 - 5.0000                     1             98,231,280        5.3
5.0001 - 5.2500                    18            384,393,363       20.7
5.2501 - 5.5000                    31            213,020,639       11.5
5.5001 - 5.7500                    67            837,958,831       45.1
5.7501 - 6.0000                    52            296,919,060       16.0
6.0001 - 6.2500                     7             18,732,678        1.0
6.2501 - 6.6000                     5              9,548,101        0.5
---------------------------------------------------------------------------
TOTAL:                            181          1,858,803,953      100.0
---------------------------------------------------------------------------
Min: 4.9954           Max: 6.6000            Wtd Avg: 5.5047
---------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
---------------------------------------------------------------------------
                                  NO. OF         AGGREGATE
                                MORTGAGE       CUT-OFF DATE        % OF
                                   LOANS        BALANCE ($)        POOL
---------------------------------------------------------------------------
60                                  8            149,993,707        8.1
61 - 84                             2             18,229,454        1.0
85 - 120                          169          1,667,640,825       89.7
121 - 180                           2             22,939,966        1.2
---------------------------------------------------------------------------
TOTAL:                            181          1,858,803,953      100.0
---------------------------------------------------------------------------
Min: 60               Max: 180               Wtd Avg: 115
---------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
---------------------------------------------------------------------------
                                  NO. OF         AGGREGATE
                                MORTGAGE       CUT-OFF DATE        % OF
                                   LOANS        BALANCE ($)        POOL
---------------------------------------------------------------------------
57 - 60                             8            149,993,707        8.1
61 - 84                             2             18,229,454        1.0
85 - 120                          170          1,689,240,246       90.9
121 - 178                           1              1,340,545        0.1
---------------------------------------------------------------------------
TOTAL:                            181          1,858,803,953      100.0
---------------------------------------------------------------------------
Min: 57               Max: 178               Wtd Avg: 112
---------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
---------------------------------------------------------------------------
                                  NO. OF         AGGREGATE
                                MORTGAGE       CUT-OFF DATE        % OF
                                   LOANS        BALANCE ($)        POOL
---------------------------------------------------------------------------
1.11 - 1.20                         7             30,439,733        1.6
1.21 - 1.30                        36            298,021,789       16.0
1.31 - 1.40                        32            264,220,201       14.2
1.41 - 1.50                        38            451,386,162       24.3
1.51 - 1.60                        24            279,843,235       15.1
1.61 - 1.70                        15             82,916,765        4.5
1.71 - 1.80                         6             40,254,304        2.2
1.81 - 1.90                         8             48,848,114        2.6
1.91 - 2.00                         5             31,334,736        1.7
2.01 - 2.10                         1             12,267,813        0.7
2.21 - 2.30                         3            105,796,280        5.7
2.31 - 2.50                         1              3,467,113        0.2
2.51 - 3.36                         5            210,007,708       11.3
---------------------------------------------------------------------------
TOTAL:                            181          1,858,803,953      100.0
---------------------------------------------------------------------------
Min: 1.11             Max: 3.36              Wtd Avg: 1.66
---------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------------
                                  NO. OF         AGGREGATE
                                MORTGAGE       CUT-OFF DATE        % OF
                                   LOANS        BALANCE ($)        POOL
---------------------------------------------------------------------------
16.8 - 40.0                         6             11,700,377        0.6
40.1 - 45.0                         6             33,510,202        1.8
45.1 - 50.0                         7             31,286,552        1.7
50.1 - 55.0                         8             30,624,262        1.6
55.1 - 60.0                        18            394,057,727       21.2
60.1 - 65.0                        16             72,596,317        3.9
65.1 - 70.0                        30            186,257,465       10.0
70.1 - 75.0                        46            472,355,949       25.4
75.1 - 80.0                        39            372,671,130       20.0
80.1 - 81.8                         5            253,743,972       13.7
---------------------------------------------------------------------------
TOTAL:                            181          1,858,803,953      100.0
---------------------------------------------------------------------------
Min: 16.8             Max: 81.8              Wtd Avg: 69.0
---------------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
---------------------------------------------------------------------------
                                  NO. OF         AGGREGATE
                                MORTGAGE       CUT-OFF DATE        % OF
                                   LOANS        BALANCE ($)        POOL
---------------------------------------------------------------------------
0.6 - 25.0                          4              7,804,205        0.4
25.1 - 30.0                         2              4,887,331        0.3
30.1 - 35.0                         3             22,974,163        1.2
35.1 - 40.0                        10             39,118,282        2.1
40.1 - 45.0                         9             39,591,482        2.1
45.1 - 50.0                        11             58,696,100        3.2
50.1 - 55.0                        24            135,053,605        7.3
55.1 - 60.0                        34            555,054,820       29.9
60.1 - 65.0                        34            325,050,667       17.5
65.1 - 70.0                        36            306,360,798       16.5
70.1 - 80.2                        14            364,212,500       19.6
---------------------------------------------------------------------------
TOTAL:                            181          1,858,803,953      100.0
---------------------------------------------------------------------------
Min: 0.6              Max: 80.2              Wtd Avg: 61.6
---------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)
---------------------------------------------------------------------------
                                  NO. OF         AGGREGATE
                                MORTGAGE       CUT-OFF DATE        % OF
                                   LOANS        BALANCE ($)        POOL
---------------------------------------------------------------------------
1.10 - 1.20                        21            193,210,733       10.4
1.21 - 1.30                        52            501,410,789       27.0
1.31 - 1.40                        41            312,762,701       16.8
1.41 - 1.50                        26            324,696,162       17.5
1.51 - 1.60                        14            113,673,235        6.1
1.61 - 1.70                         6             27,089,265        1.5
1.71 - 1.80                         2             10,989,304        0.6
1.81 - 1.90                         5             16,098,114        0.9
1.91 - 2.00                         4             27,334,736        1.5
2.01 - 2.10                         1             12,267,813        0.7
2.21 - 2.30                         3            105,796,280        5.7
2.31 - 2.50                         1              3,467,113        0.2
2.51 - 3.32                         5            210,007,708       11.3
---------------------------------------------------------------------------
TOTAL:                            181          1,858,803,953      100.0
---------------------------------------------------------------------------
Min: 1.10             Max: 3.32              Wtd Avg: 1.58
---------------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                      T-5

                          $1,633,423,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

II. COLLATERAL CHARACTERISTICS - LOAN GROUP 1

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 1
---------------------------------------------------------------------------
815,351 - 2,000,000                21             31,562,722        1.8
2,000,001 - 3,000,000              29             73,942,920        4.3
3,000,001 - 5,000,000              34            138,549,657        8.0
5,000,001 - 7,000,000              17            101,231,234        5.9
7,000,001 - 9,000,000              10             78,247,216        4.5
9,000,001 - 11,000,000             12            118,056,208        6.8
11,000,001 - 13,000,000             7             82,060,132        4.8
13,000,001 - 15,000,000             4             57,436,000        3.3
15,000,001 - 17,000,000             4             65,000,866        3.8
17,000,001 - 19,000,000             4             72,400,000        4.2
19,000,001 - 21,000,000             1             19,836,941        1.1
21,000,001 - 31,000,000             5            121,489,018        7.0
31,000,001 - 41,000,000             4            132,847,625        7.7
61,000,001 - 195,000,000            6            633,897,086       36.7
---------------------------------------------------------------------------
TOTAL:                            158          1,726,557,625      100.0
---------------------------------------------------------------------------
Min: 815,351          Max: 195,000,000       Average: 10,927,580
---------------------------------------------------------------------------

STATE
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                               MORTGAGED       CUT-OFF DATE        LOAN
                              PROPERTIES       BALANCE ($)        GROUP 1
---------------------------------------------------------------------------
California                         39            281,612,825       16.3
   Southern California             22            196,641,734       11.4
   Northern California             17             84,971,091        4.9
New York                           11            281,028,302       16.3
Ohio                               17            207,700,264       12.0
Illinois                            6            147,314,637        8.5
New Jersey                         14            142,855,624        8.3
Pennsylvania                        6            109,701,832        6.4
Texas                              10             61,372,287        3.6
Minnesota                           5             55,586,051        3.2
Georgia                             7             55,230,458        3.2
Connecticut                         4             54,686,028        3.2
Other                              49            329,469,315       19.1
---------------------------------------------------------------------------
TOTAL:                            168          1,726,557,625      100.0
---------------------------------------------------------------------------

PROPERTY TYPE
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                               MORTGAGED       CUT-OFF DATE        LOAN
                              PROPERTIES       BALANCE ($)        GROUP 1
---------------------------------------------------------------------------
Retail                             83            785,302,556       45.5
Office                             29            466,527,343       27.0
Hospitality                        13            273,794,663       15.9
Industrial                         23             85,925,950        5.0
Mixed Use                           7             58,695,730        3.4
Self Storage                       12             54,615,210        3.2
Multifamily                         1              1,696,172        0.1
---------------------------------------------------------------------------
TOTAL:                            168          1,726,557,625      100.0
---------------------------------------------------------------------------

MORTGAGE RATE (%)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 1
---------------------------------------------------------------------------
4.9954 - 5.0000                     1             98,231,280        5.7
5.0001 - 5.2500                    16            361,993,363       21.0
5.2501 - 5.5000                    28            202,200,665       11.7
5.5001 - 5.7500                    58            767,970,310       44.5
5.7501 - 6.0000                    46            279,057,788       16.2
6.0001 - 6.2500                     4              7,556,117        0.4
6.2501 - 6.6000                     5              9,548,101        0.6
---------------------------------------------------------------------------
TOTAL:                            158          1,726,557,625      100.0
---------------------------------------------------------------------------
Min: 4.9954           Max: 6.6000            Wtd Avg: 5.4975
---------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 1
---------------------------------------------------------------------------
60                                  4            128,217,146        7.4
61 - 84                             2             18,229,454        1.1
85 - 120                          150          1,557,171,058       90.2
121 - 180                           2             22,939,966        1.3
---------------------------------------------------------------------------
TOTAL:                            158          1,726,557,625      100.0
---------------------------------------------------------------------------
Min: 60               Max: 180               Wtd Avg: 115
---------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 1
---------------------------------------------------------------------------
57 - 60                             4            128,217,146        7.4
61 - 84                             2             18,229,454        1.1
85 - 120                          151          1,578,770,479       91.4
121 - 178                           1              1,340,545        0.1
---------------------------------------------------------------------------
TOTAL:                            158          1,726,557,625      100.0
---------------------------------------------------------------------------
Min: 57               Max: 178               Wtd Avg: 112
----------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 1
---------------------------------------------------------------------------
1.11 - 1.20                         4             20,321,731        1.2
1.21 - 1.30                        27            247,907,981       14.4
1.31 - 1.40                        30            253,276,474       14.7
1.41 - 1.50                        32            422,692,217       24.5
1.51 - 1.60                        22            252,466,389       14.6
1.61 - 1.70                        14             77,916,765        4.5
1.71 - 1.80                         6             40,254,304        2.3
1.81 - 1.90                         8             48,848,114        2.8
1.91 - 2.00                         5             31,334,736        1.8
2.01 - 2.10                         1             12,267,813        0.7
2.21 - 2.30                         3            105,796,280        6.1
2.31 - 2.50                         1              3,467,113        0.2
2.51 - 3.36                         5            210,007,708       12.2
---------------------------------------------------------------------------
TOTAL:                            158          1,726,557,625      100.0
---------------------------------------------------------------------------
Min: 1.11             Max: 3.36              Wtd Avg: 1.68
---------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 1
---------------------------------------------------------------------------
16.8 - 40.0                         6             11,700,377        0.7
40.1 - 45.0                         5             27,923,512        1.6
45.1 - 50.0                         7             31,286,552        1.8
50.1 - 55.0                         7             27,331,168        1.6
55.1 - 60.0                        15            383,175,510       22.2
60.1 - 65.0                        14             59,277,215        3.4
65.1 - 70.0                        26            154,799,912        9.0
70.1 - 75.0                        41            428,909,083       24.8
75.1 - 80.0                        32            348,410,322       20.2
80.1 - 81.8                         5            253,743,972       14.7
---------------------------------------------------------------------------
TOTAL:                            158          1,726,557,625      100.0
---------------------------------------------------------------------------
Min: 16.8             Max: 81.8              Wtd Avg: 69.0
---------------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 1
---------------------------------------------------------------------------
0.6 - 25.0                          4              7,804,205        0.5
25.1 - 30.0                         2              4,887,331        0.3
30.1 - 35.0                         3             22,974,163        1.3
35.1 - 40.0                         8             30,532,843        1.8
40.1 - 45.0                         9             39,591,482        2.3
45.1 - 50.0                        11             58,696,100        3.4
50.1 - 55.0                        20            114,848,942        6.7
55.1 - 60.0                        31            539,266,266       31.2
60.1 - 65.0                        27            270,009,266       15.6
65.1 - 70.0                        32            295,784,526       17.1
70.1 - 80.2                        11            342,162,500       19.8
---------------------------------------------------------------------------
TOTAL:                            158          1,726,557,625      100.0
---------------------------------------------------------------------------
Min: 0.6              Max: 80.2              Wtd Avg: 61.8
---------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD)  (X)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 1
---------------------------------------------------------------------------
1.10 - 1.20                        16            171,917,731       10.0
1.21 - 1.30                        39            418,856,981       24.3
1.31 - 1.40                        39            303,268,974       17.6
1.41 - 1.50                        24            315,767,217       18.3
1.51 - 1.60                        13            103,696,389        6.0
1.61 - 1.70                         6             27,089,265        1.6
1.71 - 1.80                         2             10,989,304        0.6
1.81 - 1.90                         5             16,098,114        0.9
1.91 - 2.00                         4             27,334,736        1.6
2.01 - 2.10                         1             12,267,813        0.7
2.21 - 2.30                         3            105,796,280        6.1
2.31 - 2.50                         1              3,467,113        0.2
2.51 - 3.32                         5            210,007,708       12.2
---------------------------------------------------------------------------
TOTAL:                            158          1,726,557,625      100.0
---------------------------------------------------------------------------
Min: 1.10             Max: 3.32              Wtd Avg: 1.61
---------------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                       T-6

                          $1,633,423,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 2

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 2
---------------------------------------------------------------------------
1,436,815 - 2,000,000               3              5,312,348        4.0
2,000,001 - 3,000,000               3              7,793,284        5.9
3,000,001 - 5,000,000               8             33,521,973       25.3
5,000,001 - 7,000,000               3             17,300,614       13.1
7,000,001 - 9,000,000               2             15,141,263       11.4
9,000,001 - 11,000,000              2             20,576,846       15.6
15,000,001 - 17,000,000             1             15,200,000       11.5
17,000,001 - 17,400,000             1             17,400,000       13.2
---------------------------------------------------------------------------
TOTAL:                             23            132,246,328      100.0
---------------------------------------------------------------------------
Min: 1,436,815        Max: 17,400,000        Average: 5,749,840
---------------------------------------------------------------------------

STATE
---------------------------------------------------------------------------
                                   NO. OF          AGGREGATE       % OF
                                MORTGAGED       CUT-OFF DATE       LOAN
                               PROPERTIES        BALANCE ($)      GROUP 2
---------------------------------------------------------------------------
Washington                          6             41,846,225       31.6
Texas                               2             22,400,000       16.9
New York                            3             11,176,561        8.5
Michigan                            1             10,600,000        8.0
Delaware                            1              9,976,846        7.5
California                          2              8,928,946        6.8
   Northern California              1              5,586,690        4.2
   Southern California              1              3,342,256        2.5
Oregon                              1              6,450,000        4.9
Pennsylvania                        1              5,263,924        4.0
North Carolina                      1              4,493,726        3.4
Minnesota                           1              2,998,749        2.3
Other                               4              8,111,350        6.1
---------------------------------------------------------------------------
TOTAL:                             23            132,246,328      100.0
---------------------------------------------------------------------------

PROPERTY TYPE
---------------------------------------------------------------------------
                                   NO. OF           AGGREGATE      % OF
                                MORTGAGED        CUT-OFF DATE      LOAN
                               PROPERTIES         BALANCE ($)     GROUP 2
---------------------------------------------------------------------------
Multifamily                        22            128,904,072       97.5
Manufactured Housing
Community                           1              3,342,256        2.5
---------------------------------------------------------------------------
TOTAL:                             23            132,246,328      100.0
---------------------------------------------------------------------------

MORTGAGE RATE (%)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 2
---------------------------------------------------------------------------
 5.1000 - 5.2500                    2             22,400,000       16.9
 5.2501 - 5.5000                    3             10,819,973        8.2
 5.5001 - 5.7500                    9             69,988,521       52.9
 5.7501 - 6.0000                    6             17,861,273       13.5
 6.0001 - 6.1980                    3             11,176,561        8.5
---------------------------------------------------------------------------
TOTAL:                             23            132,246,328      100.0
---------------------------------------------------------------------------
Min: 5.1000           Max: 6.1980            Wtd Avg: 5.5979
---------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 2
---------------------------------------------------------------------------
60                                  4             21,776,561       16.5
85 - 120                           19            110,469,767       83.5
---------------------------------------------------------------------------
TOTAL:                             23            132,246,328      100.0
---------------------------------------------------------------------------
Min: 60               Max: 120               Wtd Avg: 110
---------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 2
---------------------------------------------------------------------------
57 - 60                             4             21,776,561       16.5
85 - 120                           19            110,469,767       83.5
---------------------------------------------------------------------------
TOTAL:                             23            132,246,328      100.0
---------------------------------------------------------------------------
Min: 57               Max: 120               Wtd Avg: 107
---------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 2
---------------------------------------------------------------------------
 1.14 - 1.20                        3             10,118,002        7.7
 1.21 - 1.30                        9             50,113,808       37.9
 1.31 - 1.40                        2             10,943,726        8.3
 1.41 - 1.50                        6             28,693,946       21.7
 1.51 - 1.60                        2             27,376,846       20.7
 1.61 - 1.64                        1              5,000,000        3.8
---------------------------------------------------------------------------
TOTAL:                             23            132,246,328      100.0
---------------------------------------------------------------------------
Min: 1.14             Max: 1.64              Wtd Avg: 1.38
---------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 2
---------------------------------------------------------------------------
42.6 - 45.0                         1              5,586,690        4.2
50.1 - 55.0                         1              3,293,094        2.5
55.1 - 60.0                         3             10,882,217        8.2
60.1 - 65.0                         2             13,319,102       10.1
65.1 - 70.0                         4             31,457,552       23.8
70.1 - 75.0                         5             43,446,866       32.9
75.1 - 80.0                         7             24,260,807       18.3
---------------------------------------------------------------------------
TOTAL:                             23            132,246,328      100.0
---------------------------------------------------------------------------
Min: 42.6             Max: 80.0              Wtd Avg: 69.3
---------------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 2
---------------------------------------------------------------------------
 35.7 - 40.0                        2              8,585,439        6.5
 50.1 - 55.0                        4             20,204,663       15.3
 55.1 - 60.0                        3             15,788,553       11.9
 60.1 - 65.0                        7             55,041,401       41.6
 65.1 - 70.0                        4             10,576,273        8.0
 70.1 - 71.5                        3             22,050,000       16.7
---------------------------------------------------------------------------
TOTAL:                             23            132,246,328      100.0
---------------------------------------------------------------------------
Min: 35.7             Max: 71.5              Wtd Avg: 60.2
---------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)
---------------------------------------------------------------------------
                                  NO. OF        AGGREGATE          % OF
                                MORTGAGE       CUT-OFF DATE        LOAN
                                   LOANS       BALANCE ($)        GROUP 2
---------------------------------------------------------------------------
1.14 - 1.20                         5             21,293,002       16.1
1.21 - 1.30                        13             82,553,808       62.4
1.31 - 1.40                         2              9,493,726        7.2
1.41 - 1.50                         2              8,928,946        6.8
1.51                                1              9,976,846        7.5
---------------------------------------------------------------------------
TOTAL:                             23            132,246,328      100.0
---------------------------------------------------------------------------
Min: 1.14             Max: 1.51              Wtd Avg: 1.27
---------------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                      T-7

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and
Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information
(paydown factors, rate resets, remittance reports and trustee statements).
Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current
Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates.
We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to
ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

                                       T-8